UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

Vu1 CORPORATION
(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

1840 GATEWAY DRIVE, SUITE 200, SAN MATEO, CALIFORNIA 94404
(Address of principal executive offices)

(650) 292-9658
(Registrant’s telephone number)

TELEGEN CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 28, 2008 Sendio s.r.o (“Sendio”), a wholly owned subsidiary of Vu1 Corporation (“Vu1”) entered into a lease contract with Milan Gottwald (“Gottwald”), an individual, for certain facilities located in the city of Olomouc in the Czech Republic (the “Lease”). Vu1 intends to utilize the facilities to continue its assessment of the feasibility of manufacturing of its energy efficient, environmentally friendly lighting technology.

The Lease is for office and manufacturing facilities in City of Olomouc, in the Czech Republic. The lease term is one year effective from July 1, 2008 and terminates on June 30, 2009.

The rent for the one year term is CZK 10,000,000 (approximately $624,000 USD), plus mandatory VAT. The rent is payable monthly in the amount of CZK 301,655 (approximately $19,000 USD) for July 2008, CZK 376,655 (approximately $24,000 USD) for August 2008, and CZK 455,310 (approximately $28,000 USD) for each month from September 2008 through June 2009. On May 29, 2008 Sendio paid a deposit of CZK 4,000,000 (approximately $250,000 USD) to the landlord to be offset against future rent for the months October 2008 to June 2009.

Certain portions of the leased premises are currently being leased by other tenants, and the landlord has agreed in the Lease to take steps to terminate those other tenants and to vacate the property for Sendio. In addition, the rent for the Initial Term may be reduced by the sum of annual rents paid by existing tenants. Sendio anticipates that the amount to be paid by existing tenants approximates CZK 4,768,590 (approximately $297,000 USD) through June 30, 2009, but there can be no assurance that this will be the case. If the existing tenants vacate the space currently under lease, Sendio would be responsible for any monthly shortfall that exceeds 50,000 CZK per month subsequent to the tenant vacating the space. Sendio is also responsible for certain improvements, insurance, utilities, maintenance and other costs as described in the Lease.

In addition, Sendio is in negotiations with Gottwald for the purchase of the land and building comprising the leased facilities. If the parties do not enter into a purchase agreement by September 30, 2008 for any reason whatsoever, the Lease will terminate by its terms on June 30, 2009. However, if the parties have entered into purchase agreement by September 30, 2008 but the purchase agreement does not become effective by July 1, 2009 due to certain circumstances on the Landlord’s part, then the Lease will automatically extend till December 31, 2015 on the same terms; provided that Sendio will have the right to terminate such extended lease with three months notice.

This summary of terms of the Premises Lease is qualified in its entirety to Exhibit 10.1 attached to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit Number	Description

10.1	Lease Contract between Sendio s.r.o. and Milan Gottwald, dated May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer